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                                                                     EXHIBIT 2.5


                         AGREEMENT AND PLAN OF MERGER

                                       OF

                     SECURITY CAPITAL PACIFIC INCORPORATED
                            (a Delaware corporation)

                                      AND

                        SCG REALTY SERVICES INCORPORATED
                             (a Texas corporation)

                                 WITH AND INTO

                SECURITY CAPITAL PACIFIC MANAGEMENT INCORPORATED
                            (a Delaware corporation)


                       DATED AS OF [        ] [  ], 1997



     THIS AGREEMENT AND PLAN OF MERGER is made by and between Security Capital Pacific Incorporated, a Delaware corporation ("SCPI"), SCG Realty Services Incorporated, a Texas corporation ("SCGRSI", and together with SCPI, the "Merging Corporations"), and Security Capital Pacific Management Incorporated, a Delaware corporation (the "Surviving Corporation").

     WHEREAS, each of the Merging Corporations and the Surviving
Corporation desires that the Merging Corporations be merged pursuant to Sections 251 and 252 of the Delaware General Corporation Law ("DGCL") and Article 5.03 of the Texas Business Corporation Act (the "TBCA") with and into the Surviving Corporation, which shall be the surviving corporation (the "Mergers"); and

     WHEREAS, the shareholders of each of the Merging Corporations and the Surviving Corporation have approved the entering into and the execution of this Agreement and Plan of Merger.

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    NOW THEREFORE:

1. Effective Time. As used in this Agreement and Plan of Merger, the term "Effective Time" shall mean (a) with respect to the Merger of SCPI with and into the Surviving Corporation, the date and time of the filing with the office of the Secretary of State of the State of Delaware of the certificate of merger with respect to the Mergers (a form of which is attached hereto as Exhibit A) and (b) with respect to the Merger of SCGRSI with and into the Surviving Corporation, the later of (i) the date and time of the filing with the office of the Secretary of State of the State of Delaware of the certificate of merger with respect to the Mergers (a form of which is attached hereto as Exhibit A) and (ii) the date and time of the issuance of the certificate of merger by the Secretary of State of the State of Texas in response to the filing with the Office of the Secretary of State of the State of Texas of the articles of merger with respect to the Mergers (a form of which is attached hereto as Exhibit B).

     2. The Mergers. At the Effective Time, each of the Merging Corporations shall be merged with and into the Surviving Corporation, which shall continue to be governed by the laws of the State of Delaware, and the separate legal existence of each of the Merging Corporations shall thereupon cease.

     3. Certificate of Incorporation and Bylaws. The certificate of incorporation of the Surviving Corporation immediately prior to the Effective Time, as attached hereto as Exhibit C (the "Charter"), shall continue to be the certificate of incorporation of the Surviving Corporation and thereafter may be amended as provided in the Charter or by law. The Bylaws of the Surviving Corporation immediately prior to the Effective Time (the "Bylaws") shall continue to be the bylaws of the Surviving Corporation and thereafter may be amended as provided in the Charter or Bylaws or by law. This Agreement and Plan of Merger shall effect no amendment or other change whatsoever to the Charter and the Bylaws.

     4. Terms and Conditions of the Mergers. At the Effective Time, each issued share of common stock of SCPI shall automatically and without further action by any of the parties hereto be converted into _____________ common shares of beneficial interest, par value $1.00 per share ("PTR Common Shares"), of Security Capital Pacific Trust, a Maryland real estate investment trust. At the Effective Time, each issued share of common stock of SCGRSI shall automatically and without further action by any of the parties hereto be converted into _____________ PTR Common Shares. At the Effective Time, each right, option or warrant to acquire a share of common stock of either of the Merging Corporations shall automatically be cancelled. At the Effective Time, each issued share of common stock of the Surviving Corporation outstanding immediately prior to the Effective Time shall automatically and without further action by any of the parties remain an issued and outstanding share of common stock of the Surviving Corporation.

     5. Effect of the Mergers. At the Effective Time, the separate existence of each of the Merging Corporations shall cease in accordance with the provisions of the DGCL and the TBCA. From and after the Effective Time, except as may be limited by applicable law, the

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Surviving Corporation shall succeed to all of the leases, licenses, property, rights, privileges and powers of whatever nature and description and shall be subject to all of the debts, liabilities and obligations of each of the Merging Corporations without further action by any of the parties hereto, and will continue to be governed by the laws of the State of Delaware, including the DGCL.

     6.  Further Assurances and Authorization.  Each of the Merging
Corporations and the Surviving Corporation shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to effectuate and confirm the Mergers. The Board of Directors and the officers of each of the Merging Corporations and the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provision of this Agreement and Plan of Merger.

     7. Counterparts. This Agreement and Plan of Merger may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement and Plan of Merger.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first above written.

                                 SECURITY CAPITAL PACIFIC INCORPORATED

                                 By:___________________________________
                                 Name:_________________________________
                                 Title:________________________________


                                 SCG REALTY SERVICES INCORPORATED

                                 By:___________________________________
                                 Name:_________________________________
                                 Title:________________________________

                                 SECURITY CAPITAL PACIFIC MANAGEMENT
                                 INCORPORATED

                                 By:___________________________________
                                 Name:_________________________________
                                 Title:________________________________